SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2009

BRIDGELINE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10 Sixth Road
Woburn, MA 01801

(Address of principal executive offices, including zip code)

(781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.   Results of Operations and Financial Condition

On May 11, 2009, Bridgeline Software, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 31, 2009. The press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2009, Gary Cebula notified Bridgeline Software, Inc. (the “Company”) of his resignation from his positions as Executive Vice President, Treasurer, Chief Financial Officer and Assistant Secretary of the Company.  Mr. Cebula’s resignation is effective immediately.

On May 13, 2009, the Company appointed Ronald M. Levenson, 53, to the positions of Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary.  Mr. Levenson has been serving as the Company’s Executive Vice President of Finance since April 2009.  The press release is furnished as Exhibit 99.2 hereto.

From 2005 to 2008, Mr. Levenson served as Executive Vice President and Chief Financial Officer for Virgin HealthMiles, Inc., a Virgin Group company where he was responsible for finance, legal and human resources.  From 2004 to 2005, Mr. Levenson served as Chief Financial Officer of MedAptus, Inc. Mr. Levenson has also served as a strategic financial advisor to a number of public and private software and service companies, as Senior Vice President, Chief Financial Officer and Treasurer of American Dental Partners, Inc. (NASDAQ: ADPI) and as Senior Vice President, Chief Accounting Officer and Treasurer of American Medical Response, Inc.  Prior to American Medical Response, Mr. Levenson was a Senior Manager with KPMG LLP, where he was employed for more than ten years.  Mr. Levenson is a graduate of Northeastern University and a certified public accountant.

In April 2009, the Company entered into an employment agreement with Mr. Levenson for an initial term of eighteen months, ending on September 30, 2010.  On May 13, 2009, the Company and Mr. Levenson agreed to amend the employment agreement to reflect Mr. Levenson’s promotion to Executive Vice President, Chief Financial Officer and Treasurer.

The employment agreement provides that in the event Mr. Levenson’s employment is terminated by the Company without cause or if Mr. Levenson terminates his employment for good reason, he is entitled to receive severance benefits.  The severance benefits include continuation of salary and health insurance coverage for a period of twelve months if his employment is terminated on or before September 30, 2010, or a period of six month if his employment is terminated after September 30, 2010, and a one time payment equal to the quarterly bonus paid to Mr. Levenson for the quarter immediately prior to his termination.

The above summary of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full employment agreement, as amended, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

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In connection with the employment agreement, Mr. Levenson was granted an option to purchase 100,000 shares of the Company’s Common Stock on April 13, 2009 with an exercise price equal to the closing price of the Common Stock on such date.  The option vests in three equal annual installments beginning in April 2010.  In the event Mr. Levenson’s employment is terminated by the Company without cause or Mr. Levenson terminates his employment for good reason, any stock options issued which have not lapsed and which are not otherwise exercisable will be accelerated so as to be immediately exercisable.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement between Bridgeline Software, Inc. and Ronald M. Levenson

10.2	Amendment to Employment Agreement between Bridgeline Software, Inc. and Ronald M. Levenson

99.1	Press release, dated May 11, 2009, by Bridgeline Software, Inc.

99.2	Press release, dated May 14, 2009, by Bridgeline Software, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE SOFTWARE, INC. (Registrant)

By:	/s/ Ronald M. Levenson
Ronald M. Levenson
Executive Vice President and Chief Financial Officer

Date:  May 15, 2009

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Employment Agreement between Bridgeline Software, Inc. and Ronald Levenson
10.2	Amendment to Employment Agreement between Bridgeline Software, Inc. and Ronald Levenson
99.1	Press release issued by Bridgeline Software, Inc., dated May 11, 2009.
99.2	Press release issued by Bridgeline Software, Inc., dated May 14, 2009.

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